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                                                                  Exhibit (d)(v)
                        SCHRODER CAPITAL FUNDS (DELAWARE)

                        INVESTMENT SUBADVISORY AGREEMENT

                       SCHRODER U.S. LARGE CAP EQUITY FUND
                (FORMERLY, SCHRODER U.S. DIVERSIFIED GROWTH FUND)


         AGREEMENT, made as of the ____ day of ______, 2003, among Schroder Investment Management North America Inc., a Delaware Corporation (the "Adviser"), Schroder Investment Management North America Limited, a U.K. corporation (the "Subadviser") and Schroder Capital Funds (Delaware), a Delaware Business Trust (the "Trust"), on behalf of the Schroder U.S. Large Cap Equity Fund series (the "Fund") of the Trust.

                                   WITNESSETH:
                                   -----------

      1. Subject to the oversight of the Board of Trustees of the Trust (the "Board"), the Adviser manages the investment and reinvestment of the assets of the Fund and otherwise provides management and certain other services as specified in the Amended and Restated Investment Advisory Agreement, dated as of September 15, 1999, between the Adviser and the Trust on behalf of the Fund (the "Investment Advisory Agreement"). The Adviser hereby employs the Subadviser to provide on behalf of the Fund certain of the investment management services required of the Adviser under and in accordance with the Investment Advisory Agreement, and the Subadviser hereby accepts such employment and agrees to provide such services for the compensation herein provided, all subject to and in accordance with the terms and conditions of this Agreement.

      2. (a) Subject to the direction of and control of the Adviser and the oversight of the Board, the Subadviser shall (i) regularly provide the Fund with investment research, advice and supervision and will furnish continuously an investment program for the Fund's investments consistent with the Fund's investment objectives as set forth in the Trust's Registration Statement on Form N-1A, as it may from time to time be in effect under the Securities Act of 1933, as amended (hereinafter referred to as the "1933 Act") and (ii) recommend what securities shall be bought or sold by the Fund, and what portion of the Fund's assets shall be held uninvested, subject always to the provisions of the Trust's Trust Instrument, Registration Statement on Form N-1A under the 1933 Act and of the Investment Company Act of 1940, as amended (hereinafter referred to as the "1940 Act"), as each of the same shall be from time to time amended. The Subadviser shall advise and assist the officers of the Adviser and the Trust in taking such steps as necessary or appropriate to carry out the decisions of the Adviser and of the Board and the appropriate committees of the Board regarding the foregoing matters and general conduct of the investment business of the Fund.

         (b) The Subadviser acknowledges and agrees that the Adviser is ultimately responsible for providing to the Fund the services required of it under the Investment Advisory

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Agreement. Accordingly, the Subadviser shall discharge its duties and responsibilities specified in paragraph (a) of this Section 2 and elsewhere in this Agreement subject at all times to the direction, control and oversight of the Adviser. In furtherance thereof, the Subadviser shall, without limitation,
(i) make its offices available to representatives of the Adviser for on-site inspections and consultations with the officers and applicable portfolio managers of the Subadviser responsible for the day-to-day management of the Fund, (ii) upon request, provide the Adviser with copies of all records it maintains regarding its management of the Fund and (iii) report to the Adviser each calendar quarter and at such other times as the Adviser may reasonably request regarding (A) the Subadviser's implementation of the Fund's investment program and the Fund's portfolio composition and performance, (B) any policies and procedures implemented by the Subadviser to ensure compliance with United States securities laws and regulations applicable to the Subadviser and the Fund, (C) the Fund's compliance with the investment objectives, policies and limitations set forth in the Fund's then current prospectus and Statement of Additional Information and any additional operating policies or procedures that the Fund communicates to the Subadviser in writing (either directly or through the Adviser) and (D) such other matters as the Adviser may reasonably request.

      3. (a) The Subadviser will furnish or cause to be furnished without expense to the Trust, the Fund or the Adviser, the services of such of the Subadviser's officers and employees and officers and employees of corporate affiliates of the Subadviser (other than the Adviser), as may be duly elected officers or trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

         (b) The Subadviser will provide on behalf of the Fund investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work.

         (c) Except to the extent provided in subsections (a) and (b) above, the Subadviser shall have no responsibility or obligation to pay any costs or expenses of the Trust, the Fund or the Adviser.

      4. For the services to be rendered by the Subadviser as provided in this Agreement, the Adviser (and not the Trust or the Fund) will pay to the Subadviser a monthly fee in an amount equal to twenty-five percent (25%) of all fees actually paid by the Fund to the Adviser for such month under Section 4 of the Investment Advisory Agreement; provided, however, that the Subadviser's fee payable hereunder for any period shall be reduced such that the Subadviser bears twenty-five percent (25%) of any voluntary fee waiver observed or expense reimbursement borne by the Adviser with respect to the Fund for such period. For clarity, the Adviser shall be obligated to pay the Subadviser fees hereunder for any period only out of and following the Adviser's receipt from the Fund of advisory fees pursuant to Section 4 of the Investment Advisory Agreement for such period. Subject to the foregoing, the amounts due the Subadviser in payment of such fee shall be accrued daily by the Adviser in accordance with Section 4 of the Investment Advisory Agreement; and the amount accrued with respect to each calendar month shall become due and payable to the Subadviser on the first business day of the next succeeding calendar month.

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      5. If any occasion should arise in which the Subadviser gives any advice to its clients concerning the shares of the Fund, the Subadviser will act solely for such clients and not in any way on behalf of the Trust or the Fund.

      6. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust, the Fund or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from reckless disregard by the Subadviser of its obligations and duties under this Agreement. Any person, even though also employed by the Subadviser, who may be or become an employee of and paid by the Trust shall not be deemed, when acting within the scope of his employment by the Trust, to be the Subdviser's employee or agent. Any of the Subadviser's officers or employees rendering services (other than pursuant to paragraph 2 hereof) to the Trust as an officer or employee of the Trust acting in any business of the Trust pursuant to the undertakings contained in this Agreement, shall be deemed to render such service solely to the Trust and in no respect to act under the Trust's control or direction although paid by the Subadviser.

      7. This Agreement shall become effective on the date first written above, and, except as provided in this paragraph 7, shall continue in effect indefinitely thereafter, but only so long as the continuance after the first anniversary of such effective date shall be specifically approved at least annually by the vote of a majority of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Fund and, in either case, by vote of a majority of Trustees who are not parties to this Agreement or "interested persons" of the Trust, the Adviser or the Subadviser within the meaning of the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Subadviser; (ii) by the Adviser on 60 days' written notice to the Subadviser; or
(iii) by the Subadviser on 60 days' written notice to the Adviser and the Trust. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 7, the definitions contained in the 1940 Act (particularly the definitions of "interested persons," "assignment" and "voting security"), and in any regulation of the Securities and Exchange Commission thereunder, shall be applied.

      8. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective except by a written instrument properly authorized and executed by all parties hereto.

      9. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10. The Fund will be treated as an Intermediate Customer under rules of the Financial

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Services Authority in the United Kingdom.


         IN WITNESS WHEREOF, SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC., SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA LIMITED and SCHRODER CAPITAL FUNDS (DELAWARE) have each caused this instrument to be signed on its behalf by its duly authorized representative, all as of the day and year first above written.

SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA INC.


By:       ____________________________
Name:
Title:


SCHRODER INVESTMENT MANAGEMENT
NORTH AMERICA LIMITED

By:       ____________________________
Name:
Title:


SCHRODER CAPITAL FUNDS (DELAWARE), on behalf of its Schroder U.S. Large Cap Equity Fund series

By:       ____________________________
Name:
Title:





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